               JOINT FILING INFORMATION

Reporting Person:	INDABA CAPITAL MANAGEMENT, L.P.

Address:	ONE LETTERMAN DRIVE
BUILDING D, SUITE DM700
SAN FRANCISCO, CA 94129

Designated Filer:	INDABA CAPITAL MANAGEMENT, L.P.

Issuer and Symbol:	UNWIRED PLANET, INC. (UPIP)

Date of Event Requiring Statement:	05/29/2015

Signature:	/s/ Hank Brier, as General Counsel Hank Brier, as General Counsel

Reporting Person:	INDABA PARTNERS, LLC

Address:	ONE LETTERMAN DRIVE
BUILDING D, SUITE DM700
SAN FRANCISCO, CA 94129

Designated Filer:	INDABA CAPITAL MANAGEMENT, L.P.

Issuer and Symbol:	UNWIRED PLANET, INC. (UPIP)

Date of Event Requiring Statement:	05/29/2015

Signature:	/s/ Hank Brier, as General Counsel Hank Brier, as General Counsel

Reporting Person:	INDABA CAPITAL FUND, L.P.

Address:	C/O MAPLES CORPORATE SERVICES LIMITED
121 SOUTH CHURCH STREET
GRAND CAYMAN, E9 KY1-1104

Designated Filer:	INDABA CAPITAL MANAGEMENT, L.P.

Issuer and Symbol:	UNWIRED PLANET, INC. (UPIP)

Date of Event Requiring Statement:	05/29/2015

Signature:	/s/ Hank Brier, as General Counsel of the General Partner of the Reporting Person Hank Brier, as General Counsel of the General Partner of the Reporting Person

Reporting Person:	IC GP, LLC

Address:	ONE LETTERMAN DRIVE
BUILDING D, SUITE DM700
SAN FRANCISCO, CA 94129

Designated Filer:	INDABA CAPITAL MANAGEMENT, L.P.

Issuer and Symbol:	UNWIRED PLANET, INC. (UPIP)

Date of Event Requiring Statement:	05/29/2015

Signature:	/s/ Hank Brier, as General Counsel Hank Brier, as General Counsel

Reporting Person:	DEREK C. SCHRIER

Address:	ONE LETTERMAN DRIVE
BUILDING D, SUITE DM700
SAN FRANCISCO, CA 94129

Designated Filer:	INDABA CAPITAL MANAGEMENT, L.P.

Issuer and Symbol:	UNWIRED PLANET, INC. (UPIP)

Date of Event Requiring Statement:	05/29/2015

Signature:	/s/ Derek C. Schrier Derek C. Schrier